SECURED PROMISSORY NOTE

$1,330,376.30                                              April 23, 1998

            1.  Principal.

            For value received, SANTA BARBARA PARTNERS, an Oklahoma general partnership ("Borrower"), HALLADOR PETROLEUM, LLP, a Colorado limited liability partnership, HALLADOR PETROLEUM COMPANY, a Colorado corporation, HALLADOR PRODUCTION COMPANY, a Colorado corporation, and TRIO PETROLEUM, INC., a California corporation (collectively, "Maker"), jointly and severally promise to pay to the order of TRUST COMPANY OF THE WEST, as Trustee of The TCW Commingled Debt and Royalty Fund IIIA established pursuant to Declaration of Trust dated as of October 15, 1989 ("Holder"), the principal sum of One Million Three Hundred Thirty Thousand Three Hundred Seventy-Six and Thirty/Hundredths Dollars ($1,330,376.30) together with accrued interest from the date of disbursement on the unpaid principal until paid in full at the rates and times as set forth herein. This Secured Promissory Note (the "Note") is issued in connection with that certain Term Loan Agreement dated as of May 25, 1990 by and among Borrower, Trust Company of the West, a California trust company, in the capacities set forth therein ("TCW"), and The TCW Commingled Debt and Royalty Fund IIIB, a California Limited Partnership (as heretofore or hereafter amended, modified or supplemented, from time to time, the "Term Loan Agreement") and replaces the Amended Secured Promissory Note dated as of May 25, 1990 executed by Borrower, as Maker, in favor of Holder. As used herein, the term "Holder" shall mean Holder and any subsequent holder of this Note, whichever is applicable from time to time. Capitalized terms used herein without definition shall have the meanings set forth in the Term Loan Agreement.

              2.  Maturity Date.

             (a) The unpaid principal balance hereof, together with all unpaid interest accrued thereon, and all other amounts payable by Maker under the terms of the Loan Documents shall be due and payable on June 1, 1999 (the "Maturity Date") unless sooner paid or as otherwise provided herein or in the Term Loan Agreement.

             (b) If the Maturity Date should fall on a day other than a Business Day, payment of the outstanding principal and all other amounts due under the terms hereof shall be made on the immediately preceding Business Day and such reduction of time shall be included in computing any interest in respect of such payment.

              3.  Prepayment.

              Upon not less than thirty (30) Business Days' prior notice in writing to Holder, Maker may, on any Monthly Payment Date (as defined below) prior to the Maturity Date, prepay all or, in an amount not less than $100,000 in the aggregate for all of the Secured Promissory Notes of even date herewith executed by Maker, any part of the outstanding principal balance of this Note together with all interest accrued on the principal amount of such prepayment to the date thereof without premium or penalty.

              4.  Interest Rate; Calculation.

              (a) Interest shall accrue from the date hereof until the Maturity Date on the unpaid principal amount at the rate of nine percent (9%) per annum. Any principal or interest payments not paid when due, whether on the Maturity Date or any Monthly Payment Date, by notice of prepayment, by acceleration or otherwise, shall bear interest at the rate of the lesser of sixteen percent (16%) per annum or the maximum rate permitted by law.

              (b) Interest shall be computed on the basis of a 360-day year and on the actual number of days elapsed in any quarter with respect to periods of less than one Calendar Quarter.

              5.  Payment of Principal and Interest.

              On the final Business Day of each calendar month (the "Monthly Payment Date"), commencing on May 29, 1998, Maker shall make a payment to Holder in the amount of Thirty-Five Thousand Three Hundred
Twenty and No/Hundredth Dollars ($35,320.00) ("Monthly Payment").   Each
such Monthly Payment shall be applied, first, to the amount of all accrued and unpaid interest due hereunder, and second, to the payment of principal.

              6.  No Deductions.

              All payments of principal and interest on this Note shall be made without deduction of any present and future taxes, levies, imposts, deductions, charges or withholdings, which amounts shall be paid by Maker. Maker will pay the amounts necessary, such that the gross amount of the principal and interest received by Holder is not less than that required by this Note. All stamp and documentary taxes shall be paid by Maker.
If, notwithstanding the foregoing to the contrary, Holder pays such taxes, Maker will reimburse Holder for the amount paid. Maker will furnish Holder official tax receipts or other evidence of payment of all taxes.

              7. Manner of Payment.

              All payments of principal and interest hereunder shall be made to Holder in immediately available funds at Sanwa Bank California, ABA Routing No. 122003516, Trust Operations Center, 1977 Saturn Street, Monterey Park, California 91754 (for credit to the account of Trust Company of the West, Account No. 40012007, as Agent, Attention: TCW Wire Transfer Center) or at such other place and in such other manner as shall be designated by Holder in writing in accordance with the Term Loan Agreement. Payments shall be deemed received by Holder on the date of transfer if received by such payee bank or other designee of Holder duly appointed in accordance with the Term Loan Agreement, at or before 11:30 a.m. Los Angeles time on the date of transfer. Payments received after that time shall be deemed received by the following Business Day. All payments received by Agent on behalf of Holder shall be applied in the manner set forth in Section 5 above.

              8.  Security.

              This Note is one of Maker's Secured Promissory Notes issued in connection with and entitled to the benefits under the Term Loan Agreement to which reference is hereby made for a complete statement of the terms and conditions under which the Loan evidenced hereby was made. This Note is secured by and entitled to the benefits of certain security agreements, deeds of trust, mortgages, financing statements and other documents delivered pursuant to and referred to in the Term Loan Agreement, including, without limitation, the following: that certain Deed of Trust, Mortgage, Security Agreement (Personal Property Including Hydrocarbons), Assignment of Production and Fixture Filing dated as of May 1, 1990, executed by Borrower, as Trustor, to Ronald E. Robison, as Trustee, for the benefit of Holder and other entities described therein, and recorded May 25, 1990 as Instrument No. 90-035585 in the Official Records of Santa Barbara County, California, as amended, creating a lien on, and security interest in, certain real and personal property described therein and the production and sales of proceeds therefrom or attributable thereto and that certain Security Agreement executed by Borrower encumbering certain personal property of Borrower described therein.

                 9.  Remedies.

                 Upon the occurrence of a Default, as defined in the Term Loan Agreement, the entire outstanding balance of the principal amount hereof shall immediately become due and payable in the manner, upon the conditions and with the effect provided in the Term Loan Agreement, and, in addition, Holder may, pursuant to the Loan Agreement, exercise all other rights and remedies available to it hereunder or under any or all of the Loan Documents. No delay or omission on the part of Holder hereof in exercising any right under this Note or under any of the Loan Documents shall operate as a waiver of such right.

                 10.  Waiver.

                 Maker hereby waives diligence, presentment, protest and demand, notice of protest, dishonor and nonpayment of this Note and expressly agrees that, without in any way affecting the liability of Maker hereunder, Holder may extend the Maturity Date, the Monthly Payment Dates, and any other maturity date or the time for payment of any installment due hereunder, accept additional security, release any party liable hereunder and release any security now or hereafter securing this Note. Maker further waives, to the full extent permitted by law, the right to plead any and all statutes of limitations as a defense to any demand on this Note, or on any deed of trust, security agreement, lease assignment, guaranty or other agreement now or hereafter securing this Note.

                 11.  Attorneys' Fees.

                 If this Note is not paid when due or if any Default (as defined in the Term Loan Agreement) occurs, Maker promises to pay all costs of enforcement and collection, including, but not limited to, Holder's reasonable attorneys' fees and costs, whether or not any action or proceeding is brought to enforce the provisions hereof.

                 12.  Severability.

                 Every provision of this Note is intended to be severable. In the event any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

                13.  Limitation of Liability.

                Except as specifically set forth to the contrary in the Loan Agreement, this Note or other Loan Documents, (a) TCW and the Holders shall not seek, or be entitled to, nor shall any Partner be liable for, any judgment for a deficiency or other money judgment against Trio Petroleum, Inc. ("Trio"), in connection with any action to foreclose any Mortgage, or any action brought under the Loan Agreement, the Notes, the Mortgage, the Security Agreement, or any other Security Documents or any other Loan Document; and (b) in the event any suit is brought on any Loan Document or concerning the Obligations as a part of judicial proceedings to foreclose any Mortgage, any judgment obtained in such suit shall by its terms constitute a lien on, and shall be enforced only against Maker (excluding Trio), any property of Maker (excluding Trio), the Oil and Gas Interests, any other property conveyed or secured by the Mortgages (together with the income therefrom, any funds held by the Agent or the Holders pursuant to this Agreement, insurance and condemnation proceeds and escrow and security deposits) and any other Property of Maker (excluding Trio) serving as Collateral for the Loans, and not against any assets or property of Trio or its respective officers, directors, shareholders or partners or any or them; provided, however, that Trio shall be fully and personally liable for (i) any breach of any covenant, representation, agreement or condition contained in Sections 3.1 and 6.12 of the Loan Agreement relating to Environmental Law Requirements which occurs during the period, if any, that Trio or Trio's Affiliate acts as operator of the Oil and Gas Interests or other Collateral or otherwise directly engages in the operation, management or development of the Oil and Gas Interests or other Collateral, (ii) any fraud or material misrepresentation made by Trio if Trio knew or, with the exercise of due diligence, should have known of its falseness, (iii) any willful misapplication of any insurance proceeds, or condemnation awards, or of any production proceeds (including without limitation, ORR Interest proceeds), Net Cash Flow or other amounts by such Partner(s), which amounts were required by the Loan Agreement, the Notes, the Mortgages or the ORRI Conveyances to be paid or applied in a specified manner with respect to the Oil and Gas Interests or other Collateral, or (iv) any distributions or other payments made to, by or with the approval of Trio in violation of Section 4.1 of the Loan Agreement. Nothing contained in this Section 13 shall be deemed to limit the liability of Maker (other than Trio) with respect to its Obligations or constitute a release or impairment of the Obligations, or the Liens of the Mortgages and other Security Documents on the Oil and Gas Interests and other Collateral, or shall preclude TCW or the Agent from obtaining or enforcing any judgment against Maker or from foreclosing the Mortgages in case of any Default, or preclude TCW, Agent or any Holder from enforcing any of the other rights of TCW, Agent or any Holder under the Loan Agreement, or from enforcing any of the rights of TCW, the Agent, or any Holder against any Person other than Trio at any time liable (under any guaranty, bond, policy of insurance or otherwise) for the payment of the Obligations or for the performance and observance of any of the covenants, agreements and conditions contained in this Agreement, the Notes, the Mortgages or the other Loan Documents.

                 14.  Interest Rate Limitation.

                 It is the intent of Maker and Holder in the execution of this Note and all other instruments securing this Note that the loan evidenced hereby comply with the restrictions of applicable usury law from time to time. In furtherance thereof, Maker and Holder stipulate and agree that none of the terms and provisions contained herein or in any of the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither Maker nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of this Note or any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this section shall control over all other provisions herein or in any of the Loan Documents which may be in conflict or apparent conflict herewith. TCW and Holders expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this Note or any Obligation is accelerated. If (a) the maturity of this Note or of any Obligation is accelerated for any reason or (b) TCW or any other Holder of any or all of the Notes or the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Notes or the Obligations to an amount in excess of that permitted to be charged by applicable law then in effect, then all such sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of this Note or, at TCW's or such Holder's option, promptly returned to Maker or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, TCW, Holders and Maker (and any other payors thereof) shall, to the greatest extent permitted under applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof and (iii) amortize, prorate, allocate and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law.

                 15.  Joint and Several Liability.

                 Subject to Section 13 above, if the Maker consists of more than one person or entity, the obligations of Maker under this Note shall be joint and several between and among such persons and entities, such that each such person or entity shall be fully responsible for the Maker's full performance of its obligations hereunder.

                 16.  Number and Gender.

                 In this Note the singular shall include the plural and the masculine shall include the feminine and neuter gender, and vice versa, if the context so requires.

                 17.  Headings.

                 Headings at the beginning of each numbered Paragraph of this Note are intended solely for convenience and are not to be deemed or construed to be a part of this Note.

                 18.  CHOICE OF LAW.

                 THIS NOTE SHALL BE DEEMED A CONTRACT AND INSTRUMENT MADE UNDER THE LAWS OF THE STATE OF CALIFORNIA AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA AND THE LAWS OF THE UNITED STATES OF AMERICA.

                 19.  Amendment.

                 The terms of this Note are subject to amendment only in the manner provided in the Term Loan Agreement.

                 20.  Conflicts.

                 Notwithstanding anything to the contrary contained here within, if any of the express terms and conditions of this Note conflict with the express terms and conditions contained within the Term Loan Agreement, the Term Loan Agreement shall control.

                 IN WITNESS WHEREOF, Maker has caused its duly authorized representative to execute this Note as of the date first above written.


                                       SANTA BARBARA PARTNERS,
                                       an Oklahoma general partnership

                                       By:  HALLADOR PRODUCTION COMPANY,
                                            a Colorado corporation,
                                            its General Partner


                                            By:/S/VICTOR P. STABIO
                                               Victor P. Stabio
                                               President

                                       By:   TRIO PETROLEUM, INC.
                                             a California corporation,
                                             its General Partner


                                            By:/S/CHARLES C. HORACE
                                               Charles C. Horace
                                               President


                                       HALLADOR PETROLEUM, LLP,
                                       a Colorado limited liability
                                       partnership

                                       By:  HALLADOR PETROLEUM COMPANY,
                                            a Colorado corporation,
                                            its General Partner


                                            By:/S/VICTOR P. STABIO
                                               Victor P. Stabio
                                               President



                                       TRIO PETROLEUM, INC.,
                                       a California corporation


                                       By:/S/CHARLES C. HORACE
                                          Charles C. Horace
                                          President


                                       HALLADOR PRODUCTION COMPANY,
                                       a Colorado corporation


                                      By:/S/VICTOR P. STABIO
                                         Victor P. Stabio
                                         President


                                      HALLADOR PETROLEUM COMPANY,
                                      a Colorado corporation


                                     By:/S/VICTOR P. STABIO
                                        Victor P. Stabio
                                        President


This Note has not been registered under the Securities Act of 1933, as amended, or registered or qualified under any state securities laws. This Note has been acquired for investment and may not be sold, transferred, pledged or hypothecated unless the proposed transaction does not require registration or qualification under federal or state securities laws.